UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.       )

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Ciena Corporation

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February 2, 2012

To:        Ciena All Hands

From:         Employee Communications

Subject:     2012 Annual Meeting & Proxy Materials

Every year, Ciena stockholders have the opportunity to participate in the governance of our company by submitting proxies and voting at our Annual Meeting. This year's Annual Meeting is scheduled for Wednesday, March 21, 2012. Once again, as noted in a press release issued today, Ciena is taking advantage of the SEC's “Notice and Access” rule that allows us to provide proxy materials to stockholders online as an alternative to traditional mailed delivery of printed materials. In doing this, we lower our costs associated with producing and mailing our proxy materials and reduce our impact on the environment.

If you were a Ciena stockholder as of January 24, 2012, the record date for this year's Annual Meeting, you will soon receive a Notice that your proxy materials are available online. The Notice will detail the items that are up for stockholder consideration at this year's Annual Meeting. These include:

•	the election of two nominees to serve as Class III directors,

•	the ratification of the appointment of PricewaterhouseCoopers as our auditors for fiscal 2012,

•	an amendment to our 2008 Omnibus Incentive Plan to increase the number of shares available for issuance and to re-approve certain terms under U.S. tax laws,

•	an amendment and restatement of the Employee Stock Purchase Plan to increase the number of shares available for issuance and extend the life of this plan, and

•	an advisory “say on pay” vote on our executive compensation.

The Notice you receive will explain how to access our proxy materials online and how to vote your shares.

Even if you are not a Ciena stockholder, you may be interested in reviewing our annual report and proxy statement for the Annual Meeting - both of which are available online: http://investor.ciena.com/annuals-proxy.cfm Printed copies are available upon request by completing the information request form on that same page. As we have in the past, we will ensure each major Ciena facility has a supply of printed annual reports for distribution to employees, customers and visitors as needed. These printed copies will be sent to the receptionist or facilities coordinator at each location in the coming days.

If you have any additional questions, please don't hesitate to contact Lisa Jackson in Ciena's Investor Relations department directly at 410.981.7362 or by email at ljackso@ciena.com.